Dot Hill Systems: Investor Presentation NASDAQ: HILL Sidoti Conference, January 7, 2013

Safe Harbor and Non-GAAP Financial Measures During the course of this presentation, we may make forward-looking statements regarding the future events or the future performance including revenue and earnings per share performance of the Company. Actual events or results could differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q. These documents identify important information and risk factors that could cause actual events or results to differ materially from those contained in any forward-looking statements. In addition, this investor presentation contains financial results for 2011 and/or 2012 that exclude the effects of stock-based compensation expense, legal settlements and their associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier’s defective products, impacts associated with AssuredUVS software business, which the Company has substantially closed down, and the effects foreign currency gains or losses and are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is included in this investor presentation and in previous filings with the SEC. 1 NASDAQ: HILL January 2013

Dot Hill Investment Highlights 2 Very stable Core Server OEM business, with operating leverage upside and a solid balance sheet Focusing on high growth, higher margin Vertical Markets Executing to drive acceleration of Non-HP business and EPS growth Increasing available market by 2.5X with new midrange products Data Explosion 95% of data saved was created within last 2 years Reduced Competition Industry consolidation has created opportunities in both OEM and channel Technology Innovation Product cycles are driving OEMs to re-evaluate partnerships NOW! Exploiting external catalysts NASDAQ: HILL January 2013 Solid Investment Fundamentals • Favorable industry and competitive dynamics • Proven Technology – entry level market leader • Stable customer base with long term relationships • Healthy Insider ownership and shareholder alignment • $0.68 net cash per share, $0.23 EV per share (as of 01/05/13)

Financial Services • Design, manufacture & market enterprise storage solutions and Virtual RAID Adapters • Sold through OEMs & Branded Channel Partners • 550,000+ systems installed Dot Hill: Providing Storage Solutions 3 Streaming Video Retail Transactions ERP & Email Voicemail Dot Hill Storage Applications NASDAQ: HILL January 2013 Server Virtualization

WW Storage Market 2011-2016 4 0 2 4 6 8 10 12 14 16 18 20 2011 2012 2013 2014 2015 2016 Entry- Level Storage Revenue ($B) 0 2 4 6 8 10 12 14 16 18 2011 2012 2013 2014 2015 2016 Mid-range Storage Revenue ($B) Source: IDC, Bloomberg Industries 2012

iness and EPS growth  WW Entry-level market share leader, shipping 3rd generation of AssuredSAN (IDC Bands 2-3) products  Agreement with HP has been extended to October 2016  Highly integrated development and supply chain engagement model  High volumes allows economy of scale leverage to other customers Dot Hill’s Server OEM Foundation 5 NASDAQ: HILL January 2013 Customer Since 2007 Server OEM business provides a solid technology and financial foundation to grow the Vertical Markets business and expand into Midrange products Customer Since 2006 Customer Since 2012 Customer Since 2010 HP: Cornerstone of Dot Hill’s Technology and Financial Foundation AssuredSAN Server OEMs AssuredVRA Server OEMs Customer Since 2009 Customer Since 2010

•Focus on Telcommunications, Media/Entertainment, Big Data, Oil and Gas and Digital Image Capture markets •2012 revenue anticipated to increase ~ 35% over 2011 LAUNCH OF MIDRANGE PRODUCTS •AssuredSAN Series 4000 & Pro Series 5000 products introduced with best in class Real Time Tiering • Increase Total Available Market for 2013 by 2.5X •7 OEM design wins (one named ), 5 additional prospects 2013 HILL Strategic Initiatives NASDAQ: HILL 6 Strategic Intent: Capitalize on storage industry consolidation and Dot Hill’s core Server OEM business to grow the top-line and create operating leverage GROWTH IN VERTICAL MARKETS THROUGH OEM AND CHANNEL SALES November 2012

Identified vertical markets based on potential revenue growth and margin. Vertical Markets Focus to Drive Growth NASDAQ: HILL 7 December 2012 Dot Hill products are uniquely suited to these segments: •NEBS and DC power for Telco applications • High speed throughput for frame rate video applications •Performance profile that provides high bandwidth and high transaction IO for Big Data applications and oil field exploration •RealStorTM software that adapts to dynamic workloads for real time Digital Image Capture applications Telco Media & Entertainment Big Data/ Data Analytics Oil & Gas Digital Image Capture

Vertical Markets: Positive Initial Results 8 Vertical Markets Year-Over-Year Quarterly Revenue Growth Rate ~ 35% anticipated growth in 2012 over 2011 -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% Q1'11 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Server-OEM Vertical Markets * * Q112 revenue benefited from a one-time order from a customer for approximately $7.0M. NASDAQ: HILL January 2013 Vertical Markets Revenue ($M) by Quarter $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20

AssuredSAN 4000 Series High performance with maximum flexibility Midrange AssuredSAN Product Positioning 9 AssuredSAN Pro 5000 Series Real-time tiering intelligence for high performance SSD and high capacity HDD storage for dynamic workloads AssuredSAN 3000 Series Rock solid performance AssuredSAN 2000 Series Affordable, entry-level performance DISRUPTIVELY SIMPLE SERIOUSLY SMART PRO 5000 ROCK SOLID 3000 WICKED FAST 4000 VALUE 2000 $4.2B Price Band 5 $1.9B Price Band 2 $2.1B Price Band 3 $2.5B Price Band 4 MARKET TAM BY PRICE BAND NASDAQ: HILL January 2013 New midrange products increase TAM by $6.7B Total Market $10.6B

Accelerate your data with real time tiering. Continuous improvement as hot data is moved to the SSD tier in real time. Pay less now. Buy less HDD storage through maximizing capacities – using storage when needed. Spend time using your system, not managing it. Eliminate the need to specify RAID levels and low level configuration details. Peace of mind knowing your data is secure. Quick RAID rebuild minimizes time and risk factors with rapid data restoration. The Business Value of RealStor Software 10 Run your business in real time. RealStor. Blend SSD performance and archive disk for rapidly changing workloads. January 2013 NASDAQ: HILL

RealStor™ Software — How it Works 11 Incoming Data Performance SSD Enterprise Class HDD Archive HDD Continuous Data Movement 5 SECONDS Hot Data Warm Data Cold Data January 2013 NASDAQ: HILL

Series 5000: Competitive Advantages 12 Dot Hill Pro 5000 Dell Compellent EMC VNX IBM V7000 Price Performance Tiering Data Protection Software Dot Hill Pro 5000 20% price advantage Fastest time to data Only real time tiering Dot Hill Pro 5000 Offers Compelling Value for Customers NASDAQ: HILL January 2013

Dot Hill: Leader in the IP Landscape 0.0 20.0 40.0 Dot Hill FalconStor LSI Silicon Graphics Hitachi Xyratex NetApp Intel Dell EMC Oracle IBM Issued U.S. Patents per $100M of Est. 2009 Revenue in Storage Business 34.0 44.0 Dot Hill Silicon Graphics NetApp Dell Cisco FalconStor Intel Xyratex Hitachi Invensys EMC Oracle IBM Lenovo Fujitsu LSI Average Issued U.S. Patent Score (ipCG Scoring Analysis) Hitachi IBM EMC LSI NetApp Dot Hill Dell Fujitsu Oracle Intel Xyratex Invensys Silicon Graphics FalconStor Cisco Lenovo US Issued Patents and Applications Total U.S. Issued Patents Total U.S. Published Applications • QUALITY: Dot Hill is focused on developing strong IP to protect its business • QUANTITY: Strong revenue protection with great patent coverage of revenue Source: ipCapital Group, Inc. (September 2011) NASDAQ: HILL January 2013

Small Independent Storage Vendors Dot Hill Routes to Market 14 OEM Vendors Server OEMs Vertical OEMs Large Independent Storage Vendors Direct Sales End Users Distri- bution NASDAQ: HILL January 2013 Routes to market Dot Hill Competition

A History of Industry Consolidation 15 2007 2008 2009 2010 2011 2012 2013 Pr im a ry Ma rk e t A cc e ss OEM Cha n nel Dir e ct Market Access for Dot Hill is Greatly Expanded 0.7X Estimated Acquisition Enterprise Value as Multiple of Last 12 Months Revenue 6.5X NM $300M 12.3X 6X 4.9X 5.5X 1.5X 12.7X 10X NASDAQ: HILL January 2013

OEM Sales Cycle and Pipeline 16 $50M+ NASDAQ: HILL January 2013 Product Evaluation and Sales Cycle Contract Negotiation / SOW Customization Product Integration Launch & Ramp Maturity, New Opportunities Verbal Award Contract Signed Product Availability Phase 1: 3-18 mos Phase 2: 3-6 mos Phase 3: 3-12mos Phase 4: 3-18mos Phase 5: Ongoing 2014 Revenue Potential $5M $20M

Creating Operating Leverage (Non-GAAP) MINIMAL CAPITAL REQUIREMENTS OPERATING EXPENSE LEVERAGE GROSS MARGIN LEVERS BALANCE SHEET & CASH LEVERAGE Revenue Gross Margin Operating Expenses 2011 2015  Supply chain cost relatively fixed  Mix of lower margin Server OEM & higher margin Vertical Markets  Mix of “drive-less”, drive-full” and royalty based engagement models  Engineering investments leveraged over multiple customers  OEM sales focus on design wins and not demand generation  G&A costs relatively fixed  Low capital requirements and flexible manufacturing capacity through outsourced manufacturing  Low working capital needs - historically low inventory levels with similar AR and AP terms  $30M back-up working capital line of credit with Silicon Valley Bank  Cash levels maintained to provide “comfort” to customers and suppliers  Little to no debt $ January 2013 NASDAQ: HILL

18 Improving Non-GAAP Financials Non-GAAP Revenue Non-GAAP Gross Margin Non-GAAP EBITDA ($K) NASDAQ: HILL January 2013

Dot Hill Investment Highlights 19 Data Explosion 95% of data saved created within last 2 years Reduced Competition Industry consolidation has created company specific opportunities Technology Innovation Product changes are driving OEMs to re-evaluate partnerships NOW! Focusing on high growth, higher margin Vertical Markets Executing to drive acceleration of Non-HP business and EPS growth Very stable Core OEM Server business, with operating leverage upside and a solid balance sheet Solid Investment Fundamentals Increasing available market 2.5X with new midrange products Exploiting external catalysts NASDAQ: HILL January 2013 • Favorable industry and competitive dynamics • Proven Technology – entry level market leader • Stable customer base with long term relationships • Healthy Insider ownership and shareholder alignment • $0.68 net cash per share, $0.23 EV per share (as of 01/05/13)

Thank you 20 NASDAQ: HILL January 2013

APPENDIX: Reconciliation of GAAP to Non-GAAP Financial Measures 21 NASDAQ: HILL January 2013

GAAP to Non-GAAP Reconciliation 22 September 30, 2011 June 30, 2012 September 30, 2012 September 30, 2011 September 30, 2012 Net revenue, as reported 48,071$ 47,768$ 48,249$ 150,424$ 150,761$ Effect of ITC revenue (266) (59) (26) (1,618) (232) Non-GAAP net revenue 47,805$ 47,709$ 48,223$ 148,806$ 150,529$ Gross profit, as reported 8,042$ 10,955$ 12,224$ 33,339$ 38,353$ Effect of stock-based compensation 252 167 144 670 483 Effect of severance costs 10 - 60 13 66 Effect of gain from insurance recovery (555) - - (555) - Effect of power supply component failures 2,300 - - 2,300 - Effect of ITC revenue (266) (59) (26) (1,618) (232) Effect of ITC expenses 498 119 70 1,125 545 Effect of long-lived asset impairment 2,928 - - 2,928 - Effect of intangible asset impairment - 1,647 - - 1,647 Effect of intangible asset amortization 522 266 245 1,561 952 Non-GAAP gross profit 13,731$ 13,095$ 12,717$ 39,763$ 41,814$ Operating expenses, as reported 20,133$ 15,603$ 15,081$ 48,521$ 47,828$ Effect of currency gain (loss) 485 29 133 401 (214) Effect of stock-based compensation (1,206) (767) (753) (3,325) (2,490) Effect of contingent consideration adjustment - 5 - - 5 Effect of ITC expenses (1,378) (182) (301) (4,196) (1,439) Effect of goodwill impairment (4,140) - - (4,140) - Effect of restructuring (charge) recoveries (659) (73) 130 (655) (544) Effect of legal fees related to power supply component failure - - (40) - (40) Effect of severance costs (67) - (11) (113) (20) Non-GAAP operating expenses 13,168$ 14,615$ 14,239$ 36,493$ 43,086$ Net loss, as reported (12,182)$ (5,048)$ (3,014)$ (15,398)$ (9,930)$ Effect of currency (gain) loss (485) (29) (133) (401) 214 Effect of stock-based compensation 1,458 935 897 3,995 2,973 Effect of contingent consideration adjustment - (5) - - (5) Effect of restructuring charge (recoveries) 659 73 (130) 655 544 Effect of intangible asset amortization 522 266 245 1,561 952 Effect of gain from insurance recovery (555) - - (555) - Effect of power supply component failures 2,300 - 40 2,300 40 Effect of ITC expenses 1,876 301 370 5,321 1,983 Effect of ITC revenue (266) (59) (26) (1,618) (232) Effect of intangible impairment - 1,647 - - 1,647 Effect of long-lived asset impairment 2,928 - - 2,928 - Effect of goodwill impairment 4,140 - - 4,140 - Effect of severance costs 77 - 71 126 86 Non-GAAP net income (loss) 472$ (1,919)$ (1,680)$ 3,054$ (1,728)$ Non-GAAP net income (loss) per share Basic and diluted 0.01$ (0.03)$ (0.03)$ 0.05$ (0.03)$ Weighted average shares used to calculate net income (loss) per share: Basic 55,186 56,934 57,327 54,755 56,768 Diluted 55,702 56,934 57,327 55,829 56,768 Non-GAAP net income (loss) 472$ (1,919)$ (1,680)$ 3,054$ (1,728)$ Interest expense less ITC 21 7 626 34 1803 Income tax expense 75 400 153 190 462 Depreciation less ITC 1,082 632 12 1,986 26 Non-GAAP EBITDA 1,650$ (880)$ (889)$ 5,264$ 563$ Three Months Ended Nine Months Ended UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES (In thousands, except per share amounts) NASDAQ: HILL January 2013

23 GAAP to non-GAAP Reconciliation 2007 2008 2009 2010 2011 Net revenue, as reported 207,095$ 272,879$ 234,383$ 252,494$ 197,461$ Effect of warrants - (2,282) - - (1,007) Non-GAAP net revenue 207,095$ 275,161$ 234,383$ 252,494$ 198,468$ Gross profit, as reported 26,433$ 30,388$ 37,827$ 42,830$ 41,633$ Gross margin, as reported 12.8% 11.1% 16.1% 17.0% 21.1% Effect of stock-based compensation 365 377 382 489 828 Effect of severance costs 50 246 - 37 13 Effect of warrants - 2,282 - - 1,007 Effect of gain from insurance recovery - - - - (555) Effect of power supply component failures - - - - 4,270 Effect of long-lived asset impairment - - - - 2,928 Effect of intangible asset amortization 1,625 - - 2,004 2,054 Non-GAAP gross profit 28,473$ 33,293$ 38,209$ 45,360$ 52,178$ Non-GAAP gross margin % 13.7% 12.1% 16.3% 18.0% 26.3% Net loss, as reported (60,228)$ (25,765)$ (13,625)$ (13,251)$ (22,024)$ Effect of currency (gain) loss (2,220) (586) 148 (189) (254) Effect of stock-based compensation 2,351 2,884 2,822 3,003 5,385 Effect of goodwill impairment 40,725 5,432 - - 4,140 Effect of contingent consideration - - (649) (144) 21 Effect of restructuring charge - 813 2,430 2,196 668 Effect of intangible asset amortization 2,102 1,559 1,135 2,004 2,054 Effect of gain from insurance recovery - - - - (555) Effect of power supply component failures - - - - 4,270 Effect of long-lived asset impairment - - - - 2,928 Effect of legal settlement - (3,836) - - - Effect of warrants - 2,282 - - 1,007 Effect of severance costs 974 533 - 95 126 Effect of Cloverleaf acquisition costs - - 469 314 - Non-GAAP net income (loss) (16,296)$ (16,684)$ (7,270)$ (5,972)$ (2,234)$ Non-GAAP net income (loss) (16,296)$ (16,684)$ (7,270)$ (5,972)$ (2,234)$ Interest expense (3) 57 57 36 44 Income tax expense (177) 191 (40) 213 129 Depreciation 4,428 4,274 1,736 2,028 2,701 Non-GAAP EBITDA (12,048)$ (12,162)$ (5,517)$ (3,695)$ 640$ DOT HILL SYSTEMS CORP. UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES (In thousands, except per share amounts) NASDAQ: HILL January 2013

24 GAAP to non-GAAP Reconciliation – excl. NetApp 2007 2008 2009 2010 2011 Net revenue, as reported 207,095$ 272,879$ 234,383$ 252,494$ 197,461$ Effect of warrants - (2,282) - - (1,007) Removal of NetApp (25,857) (63,184) (57,966) (65,603) - Non-GAAP net revenue 181,238$ 211,977$ 176,417$ 186,891$ 198,468$ Gross profit, as reported 26,433$ 30,388$ 37,827$ 42,830$ 41,633$ Effect of stock-based compensation 365 377 382 489 828 Effect of severance costs 50 246 - 37 13 Effect of warrants - 2,282 - - 1,007 Effect of gain from insurance recovery - - - - (555) Effect of power supply component failures - - - - 4,270 Effect of long-lived asset impairment - - - - 2,928 Effect of intangible asset amortization 1,625 - - 2,004 2,054 Removal of NetApp (1,216) (5,019) (7,604) (8,540) - Non-GAAP gross profit 27,257$ 28,274$ 30,605$ 36,820$ 52,178$ DOT HILL SYSTEMS CORP. UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES (In thousands, except per share amounts) NASDAQ: HILL January 2013

Non-GAAP Revenue Reconciliation 25 NASDAQ: HILL December 2012 Q1'10A Q2'10A Q3'10A Q4'10A Q1'11A Q2'11A Q3'11A Q4'11A Q1'12A Q2'12A Q3'12A Server $31,238 $38,944 $38,072 $43,270 $39,295 $42,767 $37,041 $36,407 $34,879 $36,164 $36,515 Vertical Markets $8,318 $5,841 $4,565 $7,408 $6,784 $8,359 $9,591 $10,449 $17,178 $10,034 $10,272 Services $1,941 $2,690 $2,105 $2,074 $2,464 $1,332 $1,173 $1,173 $2,539 $1,512 $1,436 Total Non-GAAP Revenue $41,496 $47,475 $44,741 $52,753 $48,543 $52,458 $47,805 $48,028 $54,596 $47,709 $48,223 UVS Revenue $93 $149 $39 $144 $631 $721 $266 $16 $147 $59 $26 HP Warrants -$1,007 NetApp $18,384 $17,870 $16,805 $12,544 Total GAAP Revenue $59,974 $65,493 $61,586 $65,440 $49,174 $53,179 $48,071 $47,037 $54,744 $47,768 $48,249

APPENDIX: Executive Management Stock Ownership 26 NASDAQ: HILL January 2013

• Based on management’s recommendation, Dot Hill’s Compensation Committee elected to grant performance-based stock or restricted stock (with 0-2 year vest periods) in lieu of cash to the company’s executives in order to: • Strengthen alignment with shareholder interests and • Encourage executives to “buy” and hold stock in Dot Hill • Other than shares withheld by the company for settlement of immediate tax liabilities (which were never sold in the open market) or the exercise of stock options that were expiring, neither of the company’s executive officers have sold stock or exercised options for the past six years • Award grants resulted in Dana Kammersgard, CEO, “purchasing” 270,444 shares or $432,339 and Hanif Jamal, CFO, “purchasing” 189,839 shares or $309,232, for a total of 460,283 shares with a net value of $741,571 2009-2011 Dot Hill Performance-Based Incentive Program 27 PERFORMANCE AWARDS SHARE PURCHASES Commitment of the Executive Officers to Dot Hill • In Q312, CEO, CFO and Directors purchased 100,000 shares of HILL in the open market NO STOCK SALES NASDAQ: HILL January 2013

28 2009-2011 Bonus Payments made in Stock Award Date Vest Date Exercise or Grant Value Price/Share Vested Restricted Stock Value on Vest Shares Withheld for Taxes Net Shares Settled Value of Net Shares Settled Dana Kammersgard 2/24/2009 1/21/2010 1.69$ 87,500 147,875$ 27,595 59,905 101,239$ President & CEO 1/20/2010 3/1/2011 3.25$ 10,500 34,125$ 3,558 6,942 22,562$ 1/20/2010 1/20/2012 1.44$ 10,500 15,120$ 3,705 6,795 9,785$ 5/10/2011 5/10/2011 2.84$ 50,000 142,000$ 15,540 34,460 97,866$ 3/9/2012 3/9/2012 1.23$ 149,268 183,600$ 47,231 102,037 125,506$ 5/10/2011 5/10/2012 1.25$ 50,000 62,500$ 15,540 34,460 43,075$ 5/10/2011 5/10/2012 1.25$ 37,500 46,875$ 11,655 25,845 32,306$ 395,268 632,095$ 124,824 270,444 432,339$ Hanif Jamal 2/24/2009 1/21/2010 1.69$ 75,000 126,750$ 28,380 46,620 78,788$ CFO 1/20/2010 3/1/2011 3.25$ 8,167 26,543$ 2,826 5,341 17,358$ 1/20/2010 1/20/2012 1.44$ 8,167 11,761$ 2,881 5,286 7,612$ 5/10/2011 5/10/2011 2.84$ 37,500 106,500$ 11,655 25,845 73,400$ 3/9/2012 3/9/2012 1.23$ 100,258 123,317$ 32,278 67,980 83,615$ 5/10/2011 5/10/2012 1.25$ 37,500 46,875$ 11,655 25,845 32,306$ 5/10/2011 5/10/2012 1.25$ 18,750 23,438$ 5,828 12,922 16,153$ 285,342 465,184$ 95,503 189,839 309,232$ • Shares withheld for taxes were retired and never sold in the open market. NASDAQ: HILL January 2013

29 Dot Hill Systems Executive Officer and Directors Beneficial Ownership Table NOTE: Applicable percentages are based on 58,420,244 shares outstanding on August 31, 2012. Shares Owned Unvested Options Exercisable Total Ownership Percent of Beneficial Owner (inc. vested RS) RS Awards as of 8/31/12 as of 8/31/12 Total Outstanding Dana Kammersgard* 673,460 37,500 1,108,124 1,819,084 3.11% President & CEO Hanif Jamal 221,088 18,750 570,485 810,323 1.39% CFO Charles Christ 228,061 45,841 190,000 463,902 0.79% Chairman & Nominating Committee Chair Thomas Marmen 32,500 - 86,875 119,375 0.20% Director Richard Mejia 32,500 - 88,958 121,458 0.21% Director Barry Rudolph 12,500 - - 12,500 0.02% Director Roderick Sherwood, III 32,500 - 130,000 162,500 0.28% Director and Audit Committee Chair br Tibey 15,000 - 25,625 40,625 0.07% Director and Compensation Committee Chair Total Directors and Executive Officers 1,247,609 102,091 2,200,067 3,549,767 6.08% NASDAQ: HILL January 2013